FIRST BREACH

Independent Valuation of First Breach, Inc. for NASDAQ Review

February 19th, 2026

NEWBRIDGE
SECURITIES CORPORATION

Newbridge Disclaimer

This is a presentation that outlines an independent valuation (and its valuation methodologies and analyses) of First Beach, Inc. ("FB", "The Company"), a privately-held company headquartered in Baltimore, Maryland (United States). Newbridge does not express any opinion as to the future performance of the Company or the price at which its respective securities may trade in the future.

These materials are based on publicly available information, as well as information provided to Newbridge by the management of the Company. Newbridge has relied upon the accuracy and completeness of such information.

Newbridge does not own any interest in FB, or any affiliated companies, or any related party entities affiliated with the management team, board of directors, or >10% shareholders of either. Newbridge is not a legal, regulatory or tax expert. In connection with our independent valuation services, we will be paid a fee, which is not contingent upon the completion of any transaction. In addition, FB has agreed to indemnify us for certain liabilities that may arise out of the rendering of our independent valuation.

In the ordinary course of business, Newbridge, certain of our affiliates, as well as investment funds in which we or our affiliates may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including bank loans and other obligations) of, or investments in the Company, and/or any of its affiliated entities.

Executive Summary

Transaction Summary	▪ First Breach, Inc., a private company based in Baltimore, Nevada (United States), is considering a direct listing on the NASDAQ.
Newbridge Assignment	▪ Newbridge Securities Corporation has prepared an independent, third-party valuation (the "Valuation") of the fair value of First Breach, Inc. ▪ The valuation has been carried out in accordance with the engagement letter dated January 7th, 2026, (the "Engagement Letter") signed between First Breach, Inc. and Newbridge.
Valuation Purpose	▪ The Valuation may be used by the Board of Directors of FB, for use in their communications with NASDAQ, and may also be disclosed to its auditors and legal counsels, and potential financing partners.

Company Overview

- **First Breach, Inc. ("FB") is a US based defense manufacturing platform combining (i) a vertically integrated small-caliber ammunition business and (ii) a high-growth drone manufacturing joint-venture.**
  - <u>Vertically Integrated:</u> FB produces critical components across the value chain (cups, casings, projectiles, primed cases/finished ammunition) with primers anticipated in 2026.
  - <u>US based Drone Manufacturing:</u> 50/50 JV with ideaForge[(1)] (dual-use drones) which intends to manufacture "Made in USA" drones in Maryland to be sold to DoD, military, law enforcement, and commercial customers. JV has exclusivity in North America.
  - <u>Commercial Traction and Compliance in Place:</u> 140+ customers (including major retailers and multiple law enforcement agencies) supported by required licensing / regulatory infrastructure.
  - FB is a Delaware corporation, and its manufacturing facility is located in Hagerstown, MD.
  - Financial Estimates for FY-2026 Revenue of $112.9M[(2)]
    - $35.6M in Ammunition
    - $77.2M in Drones





Information gathered about the company sourced from the corporate presentation, website and discussions with FB management team.

(1) ideaForge is the 3rd ranked dual-use drone company globally. See more at www.ideaforgetech.com.

(2) Financial estimates from FB management team.

Company Overview *(continued)*

- **Ammunition Product Line**
  - Core focus calibers: 9mm and .223 / 5.56, all high-volume and widely used calibers.
  - Component Manufacturing:
    - Brass case cups | Brass FMJ jacket cups
    - Lead projectile cores | Brass casings
  - Finished Components & Assemblies:
    - Full metal jacket (FMJ) projectiles
    - Primed cases | Completed ammunition
  - Primers (Anticipated in 2026)
    - Small pistol primers | Small rifle primers
    - Large rifle primers



Brass Cups



Brass Casings



Projectile



Primers



Primed Case



Completed Ammunition

Information gathered about the company came from the corporate presentation, website and discussions with FB management team.

Company Overview *(continued)*

- **Drone Product Offerings**

Platform (ideaForge)	Typical Mission Profiles (illustrative)	Key Specs
SWITCH	ISR / situational awareness; surveillance; perimeter security	VTOL fixed-wing hybrid. Extended flight time.
ZOLT	ISR; site monitoring; tactical / field operations support	VTOL fixed-wing hybrid. AI-powered autonomy and jam-resistant autonomy.
NETRA	ISR; rapid deployment / reconnaissance; security monitoring	Portable. Quick deployment. Minimal maintenance.
YETI	ISR; longer-duration monitoring / coverage (as applicable)	High altitude and long-range. Interchangeable payloads.









Information gathered about the company came from the corporate presentation, website and discussions with FB management team.

Company Overview *(continued)*

- FB's manufacturing footprint, planned equipment upgrades, and regulatory infrastructure are designed to support a rapid production ramp across ammunition and UAS platforms.





- Manufacturing Footprint
  - Hagerstown, Maryland manufacturing facility (75,000 sq. ft.) with 116k SF additional space optioned for primer line.
- Regulatory & Compliance Infrastructure
  - 3 Federal Firearms Licenses (FFLs) and required state/local licenses.
  - DDTC registration / ITAR compliance and defense export/import licensing.

- In September 2025, the company entered into a strategic joint venture with ideaForge Technology Inc., the world's #3 ranked dual-category drone manufacturer and a recognized innovator in unmanned aerial systems.
  - The joint venture "First Forge Technologies Inc." will be a U.S.-based enterprise focused on the localized production and sale of advanced drone platforms for defense, homeland security, and commercial applications.
  - Leveraging ideaForge's proprietary avionics and autonomous technologies alongside the company's precision manufacturing infrastructure and domestic supply chain capabilities, the venture will deliver fully U.S.-compliant, "Made in the USA" aerial systems designed to meet federal and state procurement standards; with initial production and pilot deployments beginning in early 2026, with the goal of securing government and enterprise contracts simultaneously.

Company Overview *(continued)*

First Breach | Income Statement Projections (FY-2026)(1)	26-Jan	26-Feb	26-Mar	26-Apr	26-May	26-Jun	26-Jul	26-Aug	26-Sep	26-Oct	26-Nov	26-Dec	FY 26
Gross Revenues													
Ammo Revenue	$0.97	$1.01	$1.17	$1.53	$2.30	$2.38	$3.20	$3.66	$4.08	$5.11	$5.11	$5.11	$35.64
Drone Revenue	$0.08	$0.45	$0.71	$2.01	$4.03	$4.61	$6.00	$7.53	$9.29	$12.55	$13.70	$16.27	$77.21
Total Revenue	$1.05	$1.47	$1.88	$3.54	$6.33	$6.99	$9.20	$11.19	$13.36	$17.65	$18.80	$21.38	$112.85
MoM Growth %		*40.5%*	*27.9%*	*88.6%*	*78.6%*	*10.5%*	*31.6%*	*21.6%*	*19.4%*	*32.1%*	*6.5%*	*13.7%*	
COGS (Incl. direct labor)													
Ammo COGS	$0.47	$0.49	$0.57	$0.75	$1.12	$1.16	$1.54	$1.77	$1.97	$2.46	$2.46	$2.46	$17.25
Ammo COGS % of Rev.	*48.8%*	*48.8%*	*48.8%*	*48.8%*	*48.8%*	*48.8%*	*48.3%*	*48.3%*	*48.3%*	*48.3%*	*48.3%*	*48.3%*	*48.4%*
Drone COGS	$0.04	$0.25	$0.40	$1.13	$2.26	$2.58	$3.36	$4.22	$5.20	$7.03	$7.67	$9.11	$43.24
Drone COGS % of Rev.	*56.0%*	*56.0%*	*56.0%*	*56.0%*	*56.0%*	*56.0%*	*56.0%*	*56.0%*	*56.0%*	*56.0%*	*56.0%*	*56.0%*	*56.0%*
Total COGS	$0.52	$0.75	$0.97	$1.87	$3.38	$3.74	$4.91	$5.98	$7.17	$9.49	$10.13	$11.58	$60.48
Gross Profit	$0.53	$0.72	$0.91	$1.67	$2.95	$3.25	$4.30	$5.21	$6.20	$8.16	$8.67	$9.80	$52.37
Gross Profit %	*50.7%*	*49.0%*	*48.5%*	*47.1%*	*46.6%*	*46.5%*	*46.7%*	*46.5%*	*46.4%*	*46.2%*	*46.1%*	*45.9%*	*46.4%*
Operating Expenses	$0.24	$0.33	$0.33	$0.37	$0.37	$0.42	$0.46	$0.52	$0.52	$0.47	$0.48	$0.53	$5.05
Taxes	$0.06	$0.08	$0.12	$0.27	$0.54	$0.59	$0.81	$0.98	$1.19	$1.62	$1.72	$1.95	$9.94
Drone JV Profit Sharing		$0.01	$0.06	$0.28	$0.63	$0.72	$0.95	$1.20	$1.51	$2.09	$2.28	$2.72	$12.46
Profit	$0.23	$0.29	$0.40	$0.75	$1.41	$1.52	$2.08	$2.50	$2.97	$3.99	$4.18	$4.60	$24.93
Margin	*22.3%*	*19.8%*	*21.3%*	*21.2%*	*22.3%*	*21.7%*	*22.6%*	*22.3%*	*22.2%*	*22.6%*	*22.2%*	*21.5%*	*22.1%*

We are using the FY-2026 Revenue for 2 different of FB's business units (Ammo + Drone)

- NSC gives credit to target companies for 1-YR forward of projections.
- FB is projecting $35.6M in Ammunition sales and $77.2M in their new Drone division.

(1) FB Income Statement Projections provided by FB management.

Valuation Analysis Summary

Strictly Private + Confidential


Implied Equity Value *(in Millions USD)*
Public Company Comparables Analysis EV / Revenue Multiple(1)
$851.5
$650
$700
$750
$800
$850
$900
$950

- ***The value derived from the valuation analysis that Newbridge employed results in an implied equity value of <u>$851.5M</u>.***

Per Share Value Analysis	
Total Shares Outstanding(2)	44,500,111
Public Company Comparables Analysis Value	$851,508,311
Value Per Share of Common Stock	$19.13

Equity Value on a Per Share Basis

(1) See pages 14 - 17 for further detail on the Public Comparables Analysis (EV/Revenue Multiples)

(2) Total Shares Outstanding provided by FB management.

Methodology of Analysis

- Based upon a review of various financial data from FB, Newbridge utilized the comparable public company analysis valuation methodology to support its valuation:

	Methodologies	Considerations
Comparable Public Company Analysis	▪ Reviewed Enterprise Value / Revenue multiples of comparable publicly traded companies.	▪ Provides for an implied valuation benchmark of FB vs. comparable public companies. ▪ Will have the most data points to review. ▪ Based on current market conditions.

- NSC chose not to conduct a Discounted Cash Flow analysis.
  - No visibility in a rapidly evolving sector which could dramatically affect cashflow variability and growth.

Comparable Public Company Analysis

- Newbridge analyzed the current market valuations of comparable publicly listed companies ("peers"). Obtaining a meaningful valuation result from this method depends on ensuring a good level of comparability between FB and its peers.

- Newbridge built a comp set that satisfies the following key filters:
  - Listed on a Stock Exchange in the United States, Europe or Canada.
  - Operate in the "Drone" or "Ammunition" sectors.

- <u>Other Considerations:</u>
  - Companies that have established 2026E Revenue estimates.

Comparable Public Company Analysis *(continued)*

Strictly Private + Confidential

Comparable Public Company Analysis	2/19/2026		Balance Sheet		Income Statement	Valuation Multiples
Drones	Stock	Stock	Market	Enterprise	Revenue	Enterprise Value / Revenue
Company Name	Symbol	Price	Capitalization	Value	2026E	2026E
Ondas Inc.	NASDAQCM:ONDS	$11.4	$5,120.5	$4,688.1	$265.3	17.7x
Red Cat Holdings, Inc.	NASDAQCM:RCAT	$12.8	$1,531.5	$1,347.5	$182.7	7.4x
Unusual Machines, Inc.	NYSEAM:UMAC	$14.5	$533.2	$453.4	$35.1	12.9x
AIRO Group Holdings, Inc.	NASDAQGM:AIRO	$10.2	$319.6	$250.8	$80.2	3.1x
Volatus Aerospace Inc.	TSXV:FLT	$0.5	$323.1	$326.1	$39.3	8.3x
Draganfly Inc.	CNSX:DPRO	$7.4	$172.0	$121.2	$15.6	7.8x
					AVERAGE	9.5x

Comparable Public Company Analysis	2/19/2026		Balance Sheet		Income Statement	Valuation Multiples
Ammunition	Stock	Stock	Market	Enterprise	Revenue	Enterprise Value / Revenue
Company Name	Symbol	Price	Capitalization	Value	2026E	2026E
Rheinmetall AG	XTRA:RHM	$2,051.4	$94,121.2	$96,881.9	$16,464.3	5.9x
Olin Corporation	NYSE:OLN	$24.3	$2,758.2	$5,761.8	$6,755.8	0.9x
Cadre Holdings, Inc.	NYSE:CDRE	$43.4	$1,788.9	$1,974.1	$728.8	2.7x
Outdoor Holding Company	NasdaqCM:POWW	$2.0	$234.6	$176.0	$49.9	3.5x
					AVERAGE	3.2x

We are using the FY-2026 EV/Revenue multiples for two sectors:

- Drones
- Ammunition

Source: S&P Capital IQ data (as of February 19th, 2026).

Comparable Public Company Analysis | Business Descriptions

Business Descriptions	Drones	
Name	**Ticker**	**Business Description**
Ondas Inc.	NASDAQCM:ONDS	Ondas Inc. provides private wireless, drone, and automated data solutions in the United States and internationally. It operates through two segments: Ondas Networks and Ondas Autonomous Systems. The company designs, develops, manufactures, sells, and supports FullMAX, a software defined radio (SDR) platform for wide-area broadband networks. Its FullMAX SDR platform enables secure and reliable industrial-grade connectivity for truly mission-critical applications. It provides Optimus, an AI-powered drone with imaging payloads; the Airbase, a ruggedized weatherproof base station for housing, data processing, and cloud transfer; Insightful, a secure web portal and API, which enables remote interaction with the system, data, and resulting analytics anywhere in the world; and the Raider, a counter-drone system for security and the protection of critical infrastructure, assets, and people from the threat of hostile drones. It serves users in rail, energy, mining, agriculture, public safety, critical infrastructure, and government markets. The company was formerly known as Ondas Holdings Inc. and changed its name to Ondas Inc. in January 2026. Ondas Inc. was incorporated in 2014 and is headquartered in West Palm Beach, Florida.
Red Cat Holdings, Inc.	NASDAQCM:RCAT	Red Cat Holdings, Inc., together with its subsidiaries, provides products, services, and solutions to the drone industry in the United States. It integrates robotic hardware and software solutions for military, government, and commercial operations; and offers short range reconnaissance, med range reconnaissance, unmanned surface vessels, and controllers. The company also provides ARACHNID family of unmanned intelligence, surveillance, and reconnaissance, as well as precision lethal strike systems; Black Widow, a rucksack portable for operation in electronic warfare environments; and Warfighter Electronic Bridge, a ground control station to build and operate systems for military operations. In addition, it offers unmanned aerial vehicle (UAV) technology to government and commercial enterprises; and VTOL drone, sensor and software solutions. Red Cat Holdings, Inc. is based in San Juan, Puerto Rico.
Unusual Machines, Inc.	NYSEAM:UMAC	Unusual Machines, Inc. engages in the commercial drone industry. The company offers small drones and essential components. It distributes their products through B2B sale, e-commerce site, and retail channel. The company was formerly known as AerocarveUS Corporation and changed its name to Unusual Machines, Inc. in July 2022. Unusual Machines, Inc. was incorporated in 2019 and is headquartered in Orlando, Florida.

Source: S&P Capital IQ data (as of February 19th, 2026).

Comparable Public Company Analysis | Business Descriptions *(continued)*

Strictly Private + Confidential

Business Descriptions	Drones	
Name	**Ticker**	**Business Description**
AIRO Group Holdings, Inc.	NASDAQGM:AIRO	AIRO Group Holdings, Inc., a multi-faceted advanced Aerospace and Defense company. It operates through four segments; Drones, Avionics, Training, and Electric Air Mobility. Its Drones segment develops, manufactures, and sells drones. The Avionics segment develops, manufactures, and sells avionics for military and general aviation aircraft, drones, and eVTOLs. This segment offers flight displays, connected panels, and GPS/GNSS sensors. The Training segment currently provides military pilot training, which includes adversary air, close air support, ISR, aircraft leasing, pilot training, ground liaison services, and JTAC, as well as joint theatre ISR and simulated ground strike training and consulting services. Its Electric Air Mobility segment develops a rotorcraft eVTOL for cargo and passenger. The company was incorporated in 2021 and is headquartered in Albuquerque, New Mexico.
Volatus Aerospace Inc.	TSXV:FLT	Volatus Aerospace Inc. provides integrated drone solutions in Canada, the United States, the United Kingdom, and Norway. The company offers UAV drone services; surveillance as a service, which utilizes an integrated array of aerial and ground-based technologies to gather intelligence data; pipeline integrity monitoring; specialized geomatic services comprising lidar surveys and custom GIS services, including map generation and integrated geographical information consulting services; drone lidar scanning data acquisition and reality capture services; and drone inspection and delivery services. It also provides wildfire services; geomatics that include lidar, photogrammetry, aerial imagery, precision agriculture, change detection, photointerpretation, and gas detection and thermography inspection services; crewed aerial services; Canary Remotely Piloted Aircraft for autonomous cargo transportation; DroneSpot for drone delivery operations; and advanced integrity reporting system (AIRS) 3, which is a software platform for data gathering, analysis, and reporting of oil and gas client infrastructures. In addition, the company offers aerial intelligence, cargo and logistics, and equipment sales and maintenance services; drones, sensors, batteries, drone sets, and related accessories; Aerieport drone nesting station for landing, recharging, and data transfer; and trade-in program, as well as drone pilot training in digital, virtual, and onsite formats to various levels of drone pilots. It serves the oil and gas, energy and utilities, construction and engineering, defense, forestry and conservation, government and public agencies, infrastructure and transportation, mining and aggregates, precision agriculture, property development and maintenance, and public safety industries. Volatus Aerospace Inc. was founded in 1987 and is based in Vaughan, Canada.
Draganfly Inc.	CNSX:DPRO	Draganfly Inc. develops, manufactures, and sells cutting-edge unmanned and remote data collection and analysis platforms and systems in the United States and Canada. The company offers quad-copters, fixed wing aircrafts, ground based robots, handheld controllers, and flight training, as well as software used for tracking, live streaming, and data collection. It also operates a health/telehealth platform, a set of technologies that remotely detects various biometrics, such as heart rate, oxygen saturation, and blood pressure. In addition, the company provides sanitary spraying services to indoor and outdoor public gathering spaces, including sport stadiums and fields; and custom engineering, training, flight, spraying, and geographic information systems data services. Further, it is involved in manufacturing of multirotor drones, which includes commander 3 XL, heavy lift, commander2, medical response, long range LiDAR, and Tango2 drones. The company serves public safety, agriculture, industrial inspections, and mapping and surveying markets. Draganfly Inc. was founded in 1998 and is headquartered in Saskatoon, Canada.

Source: S&P Capital IQ data (as of February 19th, 2026).

Comparable Public Company Analysis | Business Descriptions *(continued)*

Strictly Private + Confidential

Business Descriptions	Ammunition	
Name	**Ticker**	**Business Description**
Rheinmetall AG	XTRA:RHM	Rheinmetall AG provides mobility and security technologies in Germany, Rest of Europe, North, Middle, and South America, Asia and the Near East, and internationally. It operates through the Weapon and Ammunition, Electronic Solutions, Power Systems, and Others segments. The Weapon and Ammunition segment provides firepower and protection solutions, such as weapons and ammunition, protection systems, propellants, and international projects and services. The company was formerly known as Rheinmetall Berlin AG and changed its name to Rheinmetall AG in 1996. Rheinmetall AG was founded in 1889 and is headquartered in Düsseldorf, Germany.
Olin Corporation	NYSE:OLN	Olin Corporation manufactures and distributes chemical products in the United States, Europe, Asia Pacific, Latin America, and Canada. It operates through three segments: Chlor Alkali Products and Vinyls; Epoxy; and Winchester. The Winchester segment offers sporting ammunition products, including shotshells, small caliber centerfire, and rimfire ammunition products for hunters and recreational shooters, and law enforcement agencies; small caliber military ammunition products for use in infantry and mounted weapons; and industrial products comprising gauge loads and powder-actuated tool loads for maintenance applications in power and concrete industries, and powder-actuated tools in construction industry. The company markets its products through its sales force, as well as directly to various industrial customers, mass merchants, retailers, wholesalers, gun clubs, other distributors, and the U.S. Government and its prime contractors. Olin Corporation was incorporated in 1892 and is based in Clayton, Missouri .
Cadre Holdings, Inc.	NYSE:CDRE	Cadre Holdings, Inc. manufactures and distributes safety equipment and other related products that provides protection to users in hazardous or life-threatening situations in the United States and internationally. It operates thorough two segments: Products and Distribution. The company offers third-party products, such as uniforms, optics, boots, firearms, and ammunition. It serves first responders, such as state and local law enforcement, fire and rescue, explosive ordnance disposal technicians, emergency medical technicians, fishing, and wildlife enforcement and departments of corrections, as well as federal agencies including the U.S. Department of State, U.S. Department of Defense, U.S. Department of Interior, U.S. Department of Justice, U.S. Department of Homeland Security, U.S. Department of Corrections, the Department of Energy, and various foreign government agencies. Cadre Holdings, Inc. was founded in 1964 and is headquartered in Jacksonville, Florida.
Outdoor Holding Company	NasdaqCM:POWW	Outdoor Holding Company engages in online marketplace business. It owns and operates the GunBroker e-commerce marketplace, an auction site that supports the lawful sale of firearms, ammunition, and hunting/shooting accessories. The company is also involved in banner advertising campaign activities. Outdoor Holding Company was formerly known as AMMO, Inc. and changed its name to Outdoor Holding Company in April 2025. Outdoor Holding Company is headquartered in Atlanta, Georgia.

Source: S&P Capital IQ data (as of February 19th, 2026).

Comparable Public Company Analysis *(continued)*

Strictly Private + Confidential

Public Comparables Valuation Summary	
FB FY-2026E Revenue (Drone Division)[(1)]	$77.2
Drone | EV / Revenue Multiples[(2)]	9.5x
Enterprise Value	$735.9
FB FY-2026E Revenue (Ammo Division)[(1)]	$35.6
Ammo | EV / Revenue Multiples[(2)]	3.2x
Enterprise Value	$115.6
Cash[(1)]	$0.0
Debt[(1)]	$0.0
Net Debt	$0.0
Implied Equity Value	$851.5

Sum of Parts Calculation
Drone Division Revenue for 2026 multiplied by
Drone Pubco Comparables = Enterprise Value of Division

Sum of Parts Calculation
Ammo Division Revenue for 2026 multiplied by
Ammo Pubco Comparables = Enterprise Value of Division

Implied Equity Value =
Enterprise Value – Debt + Cash

(1) FY-2026 Revenue estimates and current cash and debt balances were provided by FB management.
(2) See Page 14 for further detail on the public comparable average 2026E EV / Revenue multiples.

Valuation Analysis Summary

Strictly Private + Confidential



Implied Equity Value (in Millions USD)
Public Company Comparables Analysis EV / Revenue Multiple(1)
$851.5
$650
$700
$750
$800
$850
$900
$950

- ***The value derived from the valuation analysis that Newbridge employed results in an implied equity value of $851.5M.***

Per Share Value Analysis	
Total Shares Outstanding[(2)]	44,500,111
Public Company Comparables Analysis Value	$851,508,311
Value Per Share of Common Stock	$19.13

Equity Value on a Per Share Basis

(1) See pages 14 - 17 for further detail on the Public Comparables Analysis (EV/Revenue Multiples)
(2) Total Shares Outstanding provided by FB management.